UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2021

Henry Schein, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27078	11-3136595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 Duryea Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 843-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	HSIC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 4, 2021, Shira Goodman notified Henry Schein, Inc. (the “Company”) of her intent not to stand for reelection to the board of directors (the “Board”) of the Company at its 2021 Annual Meeting of Stockholders (the “Annual Meeting”) due to other commitments. Ms. Goodman will continue to serve as a director and as a member of the Nominating and Governance Committee and Strategic Advisory Committee until the completion of the Annual Meeting.

Additionally, in accordance with the Company’s director retirement policy (the “Policy”), Paul Brons will retire from the Board following the Annual Meeting and will not stand for reelection to the Board. Pursuant to the Policy, a director is expected to retire from the Board at the end of their term during which they reach the age of 80. Mr. Brons will continue to serve as a director and as a member of the Strategic Advisory Committee until the completion of the Annual Meeting.

(d) On February 9, 2021, upon recommendation of the Nominating and Governance Committee, the Board appointed Mohamad Ali and Deborah Derby to fill two new Board positions created by the increase in the size of the Board from fifteen to seventeen members, each effective immediately.

Mr. Ali has been the CEO and a director of International Data Group, Inc., a technology media, events and research company, since July 2019. Prior to International Data Group, from 2014 until 2019, he was President and CEO of Carbonite, Inc., a provider of SaaS security and data protection for businesses and individuals. Mr. Ali has also served as Chief Strategy Officer of Hewlett-Packard, as President of Avaya Client Services, and in various executive roles at IBM. Mr. Ali is currently the lead director for iRobot Corporation’s board of directors and is a former member of the board of directors of Carbonite and City National Bank. Ms. Derby was President of Horizon Group USA, a wholesaler of arts and crafts components, from 2016 until June 2020. Prior to Horizon Group, Ms. Derby had a 15-year career at Toys “R” Us, rising to the position of President of Babies “R” Us and, ultimately, Vice Chairman of Toys “R” Us from 2013 until 2015. Before joining Toys “R Us, Ms. Derby practiced corporate and employment law at Whirlpool Corporation and a large law firm in Michigan. Ms. Derby is a current member of the board of directors of Carrols Restaurant Group, Inc. and a former member of the board of directors of the Vitamin Shoppe, Inc.

On February 10, 2021, the Company issued a press release announcing the appointments of Mr. Ali and Ms. Derby to the Board, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Press Release dated February 10, 2021

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENRY SCHEIN, INC.

Date: February 10, 2021	By:	/s/ Walter Siegel
Name: Walter Siegel
Title: Senior Vice President and General Counsel